UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 4, 2021

LIANBIO

(Exact name of registrant as specified in its charter)

Cayman Islands	001-40947	98-1594670
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

103 Carnegie Center Drive, Suite 309 Princeton, NJ	08540
(Address of principal executive offices)	(Zip Code)

(Registrant’s telephone number, including area code): (609) 486-2308

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
American depositary shares, each representing 1 ordinary share, $0.000017100448 par value per share	LIAN	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 1.01 Entry into a Material Definitive Agreement.

On November 4, 2021, Shanghai LianBio Development Co., Ltd. (the “Lessee”), a wholly-owned subsidiary of LianBio (“LianBio”), entered into a lease agreement (the “Lease”) with Shanghai Xingqiao Real Estate Co., Ltd., pursuant to which the Lessee has agreed to lease approximately 2313.46 square meters of office space at Corporate Avenue, No. 150 Hubin Road, Shanghai, China (the “Premises”). The Premises will be used for LianBio’s Shanghai corporate headquarters. The initial term for the Lease is expected to begin on November 16, 2021 and end on March 31, 2025 (inclusive), and the Lessee has a one-time renewal right to renew the Lease for a period of three years upon expiration of the initial Lease term, subject to adjustment of rent based on then-prevailing market terms and certain other terms and conditions.

The Lease provides that the Lessee shall pay a total of approximately $4.9 million, based on currently applicable exchange rates and excluding value-added tax, which the Lessee shall pay separately, in base rent plus management fees over the initial term of the Lease, to be paid monthly (calculated and charged based on the floor area of the Premises). Additionally, the Lessee shall pay certain other monthly and non-recurring fees and amounts as specified in the Lease. The Lease also provides for certain rent exemptions during a renovation period, and contains various representations and warranties, covenants, obligations, indemnities and other provisions customary for lease transactions of this nature in favor of the respective parties.

The foregoing description of the Lease is qualified in its entirety by reference to the Lease, an English translation of which is filed as Exhibit 10.1 to this Current Report and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 2.03 by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Lease Contract for Office Building of Corporate Avenue dated November 4, 2021, by and between Shanghai Xingqiao Real Estate Co., Ltd. and Shanghai LianBio Development Co., Ltd.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIANBIO

By:	/s/ Yizhe Wang
Yizhe Wang
Chief Executive Officer

Date: November 10, 2021